EXHIBIT 10.1











                        ELSON T. KILLAM ASSOCIATES, INC.
                        1987 INCENTIVE STOCK OPTION PLAN




                      As Adopted by the Board of Directors
                              on December 15, 1987


                         As Ratified by the Shareholders
                                on July 26, 1988








                               (December 15, 1987)
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                        ELSON T. KILLAM ASSOCIATES, INC.
                        1987 INCENTIVE STOCK OPTION PLAN


        1.   Purpose

             The Elson T. Killam Associates, Inc. 1987 Incentive Stock Option Plan (the "Plan") is intended to enable Elson T. Killam, Associates, Inc. (the "Company") and any parent or subsidiary corporation of the Company to attract and retain capable officers and key senior management employees and to provide them with incentives to promote the best interests of the Company and its parent and subsidiaries by enabling and encouraging them, through the grant of incentive stock options (the "Options") to acquire Company stock.

             As used in the Plan, the term "incentive stock options" means options which are intended to qualify as incentive stock options within the meaning of section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and which are designated as incentive stock options in the Option Agreement. The term "subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 425(f) of the Code, or any similar provision hereafter enacted. The term "parent" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a parent of the Company under the definition of "parent corporation" contained in section 425(e) of the Code or any similar provision hereafter enacted. The term "related corporation" means any corporation which is a subsidiary or parent of the Company.

        2.   Administration.

             Except as otherwise provided below, the Plan shall be administered by a Management Committee (the "Committee") which shall be composed of the President of Les Chantiers Modernes and the President of the Company or their representatives designated in writing. Subject to the terms of the Plan, the Committee shall have the authority to determine the persons to whom incentive stock options shall be granted under the Plan and to recommend the date of grant and the other terms and conditions thereof. The Committee shall have full authority to administer the Plan and all references hereinafter shall be made to the actions of the Committee except as otherwise provided. The Committee shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and

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        conclusive upon the Company, its stockholders, employees
        (including former employees), and any related corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

        3.   Eligibility.

             The persons eligible to participate in the Plan shall be the officers and key senior management employees of the Company and related corporations who may be designated by the Committee. The persons eligible to receive Options under the Plan are hereinafter referred to as "Eligible Individuals".

        4.   Stock Subject to the Plan.

             Subject to the provisions of Section 7 hereof, 2,130 shares (the "Shares") of ten dollars ($10.00) par value common stock of the Company (the "Common Stock"), shall be available for the grant of Options under the Plan. Shares issuable under the Plan shall be authorized but unissued Shares or reacquired Shares of the Company as determined by the Committee.

             If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

        5.   Grants, Terms and Conditions of Options.

             From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as "Optionees"), under the Plan. Options granted pursuant to the Plan to such Eligible Individuals shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions to the extent such terms and conditions are applicable to such Option:

             (a) Price.  The option price per Share under each Option
                  granted under the Plan as an incentive stock option shall be determined and fixed by the Committee, in its discretion, but shall not be less than the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean (i) the value assigned to each Share in accordance with the valuation method attached hereto as Exhibit A; or (ii) such other method of determining fair market value as may be required by the Code or the regulations and rulings thereunder, and adopted by the Committee from time to time.

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             (b) Term.  Subject to earlier termination as provided in
                  Subsections (c) through (g) below and in Section 7 hereof, and except as otherwise provided in Subsection
                  (j) below, the duration of each Option shall not be more than ten (10) years from the date of grant.

             (c) Exercise and Payment. Options shall be exercisable in
                  such installments and on such dates as the Committee may specify provided; however, that no Options may be exercised until July 1, 1991, except as otherwise provided in accordance with Section 7 or in the event of death, disability, involuntary termination without cause or retirement of an Optionee as provided herein. Options shall be exercisable in accordance with the following schedule:

                 Option
                 Grant Period                  Exercisable
                 ------------                  -----------

                 January 1 to                  4 years after
                 December 31,1987              Date of Grant

                 January 1, 1988               25% exercis-
                 and thereafter                able as of the
                                                anniversary date
                                                of each Date of
                                                Grant beginning in
                                                or after 1991

                 Except as otherwise provided in Subsections (d) through
                  (g) below, Options shall only be exercisable by an Optionee while he remains in the employ of the Company or a related corporation. Any Option Shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. As a condition to the exercise of any of the Options, each Optionee shall enter into a Shareholders' Agreement in substantially the same form as attached hereto as Exhibit D. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for such Shares or by a promissory note executed in the form attached hereto as Exhibit C. Only full Shares shall be delivered, and any fractional Share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

                 The purchase price shall be payable in cash or its
                  equivalent, as determined by the Committee, in its discretion unless an Optionee requests the Company to

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                  permit the exercise of any or all Options by delivery
                  of a promissory note in accordance with Section 8 hereof.

             (d) Termination of Optionee's Employment. If an Optionee's
                  employment with the Company and all related corporations is terminated for any reason, voluntarily or with cause, other than by reason of death, disability, or retirement (as described in Subsections
                  (e), (f) and (g) below) prior to the expiration of the original term of his Option ("Expiration Date") such Option shall terminate immediately upon such termination of employment and all rights with respect to any unvested or unexercised Options shall be forfeited. For purposes of this Subsection, an Optionee's employment relationship shall not be deemed terminated while the Optionee is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Optionee's right to reemployment with the Company or a related corporation is guaranteed either by statute or contract.

             (e) Death of Optionee.  If an Optionee's employment is
                  terminated by reason of his death prior to the Expiration Date of his Option, or if an Optionee whose employment is terminated as a result of retirement or disability (as described in Subsections (f) and (g) below) shall die following his termination of employment but prior to the Expiration Date of his Option or expiration of the period determined under Subsections (f) or (g) below, if earlier, such Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, whether or not the Options were completely exercisable under Section 5 (c) at the time of death, at any time prior to the earlier of (i) three (3) months following the date of the Optionee's death, or (ii) the Expiration Date of such Option (which, in the case of death following a termination of employment pursuant to Subsections (f) or (g) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

             (f) Disability of Optionee.  If an Optionee shall become
                  disabled (within the meaning of section 22(e)(3) of the Code) during his employment with the Company or a related corporation, and his employment with the Company and all related corporations is terminated as a consequence of such disability prior to the Expiration Date of his Option, such Option may be exercised in full by the Optionee, whether or not the Options were

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                  completely exercisable under Section 5(c) at the time
                  of such disability, at any time prior to the earlier of
                  (i) three (3) months following the date of the Optionee's termination of employment, or (ii) the Expiration Date of such Option. In the event of the Optionee's legal disability such Option may be so exercised by the Optionee's legal representative.

             (g) Retirement or Involuntary Termination of Optionee. If
                  an Optionee retires in accordance with the retirement policy of the Company or any related corporation, or otherwise involuntarily has his employment terminated by the Company without cause prior to the Expiration Date of his Option, all Options may be exercised in full by the Optionee, whether or not the Options were completely exercisable under Section 5(c) at the time of such retirement or involuntary termination any time prior to the earlier of (i) three (3) months after the date of retirement or (ii) the Expiration Date of such Option.

             (h) Transferability. No Option shall be assignable or
                  transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

             (i) Rights as a Stockholder.  An Optionee shall have no
                  rights as a stockholder with respect to any Shares covered by his Option until the issuance of a stock certificate to him representing such Shares.

             (j) Ten Percent Shareholder.  Any other provision of the
                  Plan notwithstanding, if an Eligible Individual owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a related corporation at the time an incentive stock Option is granted to such Eligible Individual, the incentive stock option price shall not be less than one hundred ten percent (110%) of the fair market value of the optioned Shares on the date the incentive stock option is granted, and such incentive stock option by its terms shall not be exercisable after the expiration of five (5) years from the date the incentive stock option is granted. For purposes of this Subsection, an Eligible Individual shall be considered to own any

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                  shares of the Company or a related corporation which
                  are attributable to such Eligible Individual under
                  section 425(d) of the Code.

             (k) Annual Limit on Grant of Incentive Stock Options.  The
                  aggregate fair market value (determined as of the time an incentive stock option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other incentive stock option plan of the Company or a related corporation) shall not exceed one hundred thousand dollars ($100,000.00).

             (l) Option Agreement and Further Conditions.  As a
                  condition to the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the number of Shares to which the Option pertains. The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan and the provisions of section 422A(b) of the Code as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

             (m) Withholding.  The obligation of the Company to deliver
                  Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

        6.   Listing and Registration of Shares.

             Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the acquisition of Shares thereunder, or that action by the Company or the Optionee should be taken in order to obtain an exemption from any such requirement, then no such Option may be exercised in whole or in part and no certificate representing Shares shall be issued unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken on conditions acceptable to the Committee. Each Optionee or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to

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        distribution, and certificates representing such Shares may be legended accordingly. Such Shares shall be transferable thereafter only if the proposed transfer is permissible under the Plan and the Option Agreement and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer shall at such time be in compliance with securities laws. Nothing contained in this Section 6 shall obligate the Company to list, register or qualify any of the Shares.

        7.   Adjustments.

             The number of Shares which may be issued under the Plan, as stated in Section 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options) shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

             In the event the Company is liquidated, its shares become publicly traded, or a corporate transaction described in section 425(a) of the Code and the Treasury Regulations issued thereunder occurs (as, for example, a merger, consolidation, acquisition of property or stock, separation, or reorganization), each outstanding Option shall be immediately exercisable in full regardless of any exercise schedule otherwise applicable. The Committee shall give each Optionee to whom an outstanding Option has been granted, sixty (60) days written notice prior to such transaction (i.e., by reason of such liquidation, sale, or other corporate transaction described above), so that any outstanding Option or portion thereof may be exercised up to, and including the earlier of: (i) the date immediately preceding such transaction, or (ii) the Expiration Date of such Option. In such event, the Committee may, in its sole discretion, allow each such Optionee to exercise his Option in full or in part (if it has not otherwise terminated) regardless of the provisions of Section 5(c) hereof or of the terms of any Option Agreement even if under the Plan or the Incentive Stock Option Agreement the vesting period has not expired with respect to such Shares. The Committee, in its discretion, may change the number of Shares issuable upon exercise of outstanding Options (as well as the exercise price per share under such outstanding Options) to equitably reflect any such corporate transaction, provided that any such change is made in accordance with section 425(a) of the Code.

        8.   Loans to Eligible Employees.

             Prior to delivery of a written notice of exercise (under
        Section 5 (c)), the Optionee may obtain a loan or loans from the Company for the purchase of Shares by delivering a written request to the Committee stating the desired amount of the loan. Loan requests may not be submitted for amounts in excess of ninety percent (90%) of the exercise price. If such request

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        comports with the requirements of this Plan, the Committee shall notify the Optionee within seven (7) days of receipt of the loan request that the loan is approved, subject to the conditions set forth in Section 8 hereof and the other applicable provisions of this Plan.

             (a) The loan will be extended only if, within thirty (30)
                  days after receipt from the Committee of notice that the loan request is approved, the Optionee exercises an Option granted pursuant to this Plan for the purchase from the Company of a number of Shares which in the aggregate have an exercise price at least equal to the amount of the loan requested and approved.

             (b) Loans will be extended under this Plan only to persons who are employees an the date the Option referred to in
                  Section 8(a) is exercised, and no loans will be extended in connection with Options exercised in connection with death, disability or retirement.

             (c) The loan shall be evidenced by a promissory note
                  bearing interest at the minimum rate to avoid the imputation of interest under the Code in substantially the same form as attached hereto as Exhibit C.

             (d) If an Optionee terminates his employment with the
                  Company or any subsidiary corporation due to death, disability, retirement, voluntary or involuntary termination or otherwise, any loan indebtedness, and interest thereon, outstanding an the date of such termination shall be repaid to the Company, in full, within ninety (90) days of such termination.

             (e) As security for the repayment of the loan extended
                  under this Plan, the Optionee shall pledge to the Company shares of Stock of the Company having a total fair market value equal to one hundred percent (100%) of the loan amount; provided, however, that to the extend such Shares are subject to the provisions of
                  Section 12, alternative security may be required within the discretion of the Committee.

             (f) The Company shall be entitled to all the rights and
                  remedies with respect to the pledged Shares of a secured creditor under the Uniform Commercial Code as in effect from time to time in the State of New Jersey. If an Optionee, or his personal representative or legatee, as the case may be, fails to pay any indebtedness when due or within twenty (20) days thereafter, without making other arrangements satisfactory to the Committee for discharging his indebtedness, the Company may sell any pledged stock or property at public or private sale and apply the proceeds to the unpaid indebtedness without demand or

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                  notice to the Optionee.

             (g) If the Optionee is entitled to receive any Special
                  Performance Bonus in accordance with Exhibit B hereto, such amounts must be applied to repay any loan which remains outstanding at the time such bonus is paid or is to be paid.

        9.   Amendment or Discontinuance of the Plan.

             The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that, without the approval of the holders of at least two-thirds (2/3) of the outstanding Shares, the Plan may not be amended so as to materially (a) increase the benefits accruing to participants under the Plan, (b) increase the number of Shares which may be issued under the Plan (except for adjustments permitted or required under Section 7 hereof), (c) modify the requirements as to eligibility for participation in the Plan, or (d) increase the cost of the Plan to the Company; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

        10.  Absence of Rights.

             The recommendation or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee; and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continued employment by the Company or a related corporation or affect the terms and conditions of such employment, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of his Option.

        11.  Application of Funds.

             The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes as permitted by law.

        12.  Pledge of Shares.

             To the extent required under Section 12 (u) of the Revolving Credit and Term Loan Agreement dated as of September 16, 1986, to which the Company is a party, the Company shall not issue Shares pursuant to the exercise of any Options unless the Optionee shall have entered into a Pledge Agreement, substantially in the Form of Exhibit E as attached hereto (except that the rights of the

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        Banks and the Agents, as such persons are defined in such Pledge
        Agreement, shall have recourse only to the being pledged), pledging the Shares the Optionee is purchasing to the Agent.

        13.  Shareholder Approval.

             This Plan is subject to the approval of the holders of at least two-thirds (2/3) of the outstanding Shares, which approval shall be obtained on or before December 15, 1988, which date is within twelve (12) months of the date the Plan is adopted by the Board of Directors of the Company. If the shareholders shall not approve the Plan as aforesaid, the Plan shall not be effective, and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.

        14.  No Obligation to Exercise Option.

             The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

        15.  Termination of Plan.

             No Options or Stock Grants may be granted after December 15, 1997, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or vested, as the case may be, or are terminated in accordance with the Plan.